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                                   EXHIBIT 99




                                    SVT INC.
                            59 John Street, 3rd Floor
                               New York, NY 10038

                                                               April 10, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

         Re:      SVT Inc.
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Ladies and Gentlemen:

         Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, we hereby advise you that Arthur Andersen LLP ("Andersen") has represented to SVT Inc. that its audits of the financial statements of SVT Inc. and SanVision Technology Inc. for the fiscal year ended December 31, 2001 were subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, and that there was appropriate continuity of Andersen personnel working on audits, availability of national office consultation and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.

                                            Very truly yours,

                                            SVT Inc.


                                            By:/s/ Michael Bell
                                               -----------------------------
                                                 Michael Bell
                                                Chief Financial Officer